Exhibit 99.B.2
                                    By-Laws


                                     BYLAWS

                                       OF

                      CAPITAL MANAGEMENT INVESTMENT TRUST


                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I      TRANSACTION CONFIRMATIONS, ACCOUNT STATEMENTS,
               CERTIFICATES AND DIVIDEND DISTRIBUTIONS   . . . . . . . . . .   1
ARTICLE II     FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARTICLE III    SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
ARTICLE IV     SHAREHOLDER MEETINGS. . . . . . . . . . . . . . . . . . . . .   2
ARTICLE V      TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
ARTICLE VI     COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE VII    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE VIII   OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
ARTICLE IX     INVESTMENT AND OTHER RESTRICTIONS . . . . . . . . . . . . . .   8
ARTICLE X      CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . . . . .   8
ARTICLE XI     INVESTMENT ADVISOR. . . . . . . . . . . . . . . . . . . . . .  10
ARTICLE XII    DISTRIBUTOR . . . . . . . . . . . . . . . . . . . . . . . . .  11
ARTICLE XIII   TRANSACTIONS OF TRUSTEES, OFFICERS AND OTHERS . . . . . . . .  11
ARTICLE XIV    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .  12
ARTICLE XV     AUDITOR . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
ARTICLE XVI    AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  13
ARTICLE XVII   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  14


                                     BYLAWS

                                       OF

                      CAPITAL MANAGEMENT INVESTMENT TRUST



                                   ARTICLE I

                 TRANSACTION CONFIRMATIONS, ACCOUNT STATEMENTS,
                    CERTIFICATES AND DIVIDEND DISTRIBUTIONS

         1. Every shareholder of record will receive a confirmation of each new transaction in their account with the Trust, and an account statement at least quarterly, which will show the total number of shares of the Trust owned by the shareholder and being held by the transfer agent for the account of the shareholder. Shareholders may rely on these confirmations and statements in lieu of certificates, which will not be issued, except as may be authorized from time to time as determined by the Board of Trustees of the Trust for any particular series of the Trust.

         2. Certificates evidencing shares of a particular series of the Trust shall be in the form prescribed by the Board of Trustees and shall be signed by the Chairman and the Secretary or Treasurer or such officers as the Board of Trustees may designate in authorizing such certificates. The signature of any officer of the Trust and the seal of the Trust thereon may be facsimiles.

         3. In the event any officer authorized to sign certificates of shares shall die, resign or be removed from office, otherwise valid certificates bearing the signature, or facsimile thereof, of such officer shall remain valid and may be issued.

                                   ARTICLE II
                                  FISCAL YEAR

         The fiscal year of the Trust or any particular series of the Trust shall be as provided by the Board of Trustees.

                                  ARTICLE III
                                      SEAL

         The Trust seal shall, subject to alteration by the Board of Trustees, consist of a flat-faced circular die upon which shall be engraved or cut the word, "Massachusetts," together with the name of the particular series of the Trust and the year of its Declaration (Viz., 1994).

                                   ARTICLE IV
                              SHAREHOLDER MEETINGS

         1. Meetings of shareholders will only be held as necessary to approve fundamental policy changes, elect trustees and other matters requiring approval of the shareholders in accordance with the Investment Company Act of 1940, as amended.

         2. Meetings of shareholders of the Trust shall be held at such time and on such day as shall be designated in the notice of said meeting. At such meetings, shareholders may elect a Board of Trustees or transact such other business as may properly be brought before the meeting and which is stated in the notice of the meeting.

         3. Special meetings of shareholders of the Trust, or of any particular series of the Trust, unless otherwise prescribed by statute, rule or regulation, may be called for any purpose or purposes by the Chairman of the Board, any Vice Chairman, or the President of the particular series of the Trust in question at any time and shall be called by the Chairman of the Board, any Vice Chairman, or the President of the particular series of the Trust in question at the request of a majority of the Board of Trustees, or at the request in writing of one or more shareholders who collectively hold at least ten percent (10%) of the shares of a particular series of the Trust issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of such meeting.

         4. Written notice of every meeting of the shareholders, stating the time, place and purpose or purposes for which the meeting is called, shall be given by the Secretary to each shareholder entitled to vote thereat and to any shareholder entitled by law to such notice. Such notice shall be given to each shareholder by mailing the same, postage prepaid, to the address of the shareholder as it appears on the books of the Trust not less than ten (10) days nor more than forty-five (45) days before the time fixed for such meeting.

         5. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute. If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time (provided no adjournment shall be for more than three (3) months) without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall the present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                 When a quorum is present at any meeting, the vote of the holders of a majority of the shares having the right to vote thereat, present in person or represented by proxy, shall determine any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statutes, rules and regulations, Declaration of Trust or these Bylaws, a different vote is required, in which case such express provision shall control.

         7. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, which instrument shall be filed with the secretary of the meeting before being voted. Each shareholder shall have one vote or fraction thereof for each share or fraction thereof held.

         8. The Board of Trustees may fix a record date, not more than ninety (90) nor less than ten (10) days prior to the date for which a meeting is called, as of which the shareholders entitled to vote at such meeting or any adjournment thereof, shall be determined, notwithstanding any transfer or the issue of any share occurring after such record date.

                                   ARTICLE V
                                    TRUSTEES

         1. The number of trustees which shall constitute the entire Board of Trustees of the Trust shall be such number as shall be fixed from time to time by a vote adopted by a majority of the then Trustees. Any trustee may be removed by a two-thirds (2/3) majority of all trustees, at a regular or special meeting called for that purpose, for cause by them deemed sufficient. Subject to death, resignation or removal, each trustee shall hold office indefinitely and until his successor is elected and qualified. Trustees need not be shareholders of the Trust.

         2. If the office of any trustee or trustees becomes vacant for any reason, a majority of the remaining trustees, though less than a quorum, may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of trustees, provided that, immediately after filling any such vacancy, at least two-thirds (2/3) of the trustees then holding office shall have been elected to such office by the shareholders of the Trust entitled to vote; otherwise such vacancy shall be filled by vote of the shareholders at a special meeting called for such purpose.

         3. The property and business of the Trust shall be managed by its Board of Trustees which may exercise all powers of the Trust and do all lawful acts and things as are not by applicable statute, rule or regulation, the Declaration of Trust or these Bylaws prohibited, or directed or required to be exercised or done by the shareholders.

         4. The Board of Trustees may hold their meetings and keep the books of the Trust at the office of the Trust in the City of Rocky Mount, State of North Carolina, or at such other places as they may from time to time determine, and telephone meetings may be held except that the Board of Trustees may not hold telephone meetings to approve or renew an investment advisory agreement or any rule 12b-1 plan or any agreements relating to such plan. The original or duplicate stock ledger shall be kept at the office of the Trust in the City of Rocky Mount, State of North Carolina or at the office of any transfer agent which may be employed by the Trust.

         5. The first meeting of the newly elected Board of Trustees shall be held at the place of, and immediately following the meeting of the shareholders at which such Board of Trustees was elected, either within or without the State of North Carolina; provided the trustees may hold their meeting at such other place and time as they may determine. No notice of such meeting shall be necessary to the newly elected trustees in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Trustees shall be held without notice at such time and place, either within or without the State of North Carolina as shall from time to time be determined by the board.

         6. Special meetings of the Board of Trustees may be held at any time when called by the Chairman, any Vice Chairman, any President, the Secretary or any two (2) trustees (or if there shall be fewer than three (3) trustees, by any trustee). Not less than twenty-four (24) hours' notice of any special meeting shall be given by the Secretary or other officer calling such meeting to each trustee either in person, by telephone, by mail or by telegram. Such notice may be waived by any trustee either in person or in writing or by telegram. Such special meetings shall be held at such time and place, within or without the State of North Carolina, as the notice thereof or waiver shall specify. Unless otherwise specified in the notice thereof, any and all business may be transacted at any meeting of the Board of Trustees.

         7. At all meetings of the Board of Trustees, a majority of the trustees shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by an applicable statute, rule, or regulation, by the Declaration of Trust or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Trustees, the trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                   ARTICLE VI
                                   COMMITTEES

         The Board of Trustees may elect from their own number, by resolution or resolutions passed by a majority of the board, an executive committee to consist of two (2) or more trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Board of Trustees is not in session. The Board of Trustees may also in the same manner elect from their own number from time to time other committees, the number composing such committees and the powers conferred thereon to be determined from the resolution creating the same.

                                  ARTICLE VII
                                    NOTICES

         1. Whenever, under the provisions of an applicable statute, rule, or regulation, the Declaration of Trust or these Bylaws, notice is required to be given to any shareholder or trustee, it shall not be construed to mean personal notice unless the context otherwise provides such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postage prepaid envelope, addressed to such shareholder or trustee at such address as appears on the books of the Trust, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         2. Whenever any notice is required to be given under the provisions of an applicable statute, rule or regulation, the Declaration of Trust or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

                                  ARTICLE VIII
                                    OFFICERS

         1. The Board of Trustees shall elect officers of the Trust for such term in office, which may be indefinite, as determined by the board. The Board of Trustees shall elect one of its own members as Chairman of the Board and shall elect a Secretary and Treasurer of the Trust and a President for each series of the Trust. The Treasurer shall be the Chief Accounting Officer of the Trust. The Board of Trustees may also elect or appoint or authorize the Chairman, the Vice Chairman, if any, or any President to appoint such other officers, including a Vice Chairman, Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, as the Board of Trustees deems advisable. Two or more offices may be held by the same person. The Chairman of the Trust and any Vice Chairman shall be a trustee. All other officers may be, but need not be, trustees.

         2. The Board of Trustees may appoint such other officers, agents and representatives of the Trust as shall be deemed necessary, with such powers for such term and to perform such acts and duties on behalf of the Trust as the Board of Trustees may see fit to the extent authorized or permitted by statute, rule, or regulation, the Declaration of Trust and these Bylaws.

         3. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Trustees. In addition, the Chairman shall be the chief executive officer of the Trust and shall have general charge and supervision of the business, property, and affairs of the Trust and such other powers and duties as the Board of Trustees may from time to time prescribe.

         4. If the trustees shall elect one or more Vice Chairmen, the Vice Chairman or if there shall be more than one, such Vice Chairmen in the order of their seniority or as designated by the Board of Trustees, in the absence of the Chairman, shall preside at meetings of the shareholders and Board of Trustees and shall exercise such other powers and duties as the Chairman shall determine.

         5. The President of each series of the Trust shall be the chief executive officer of the Trust for matters pertaining to that particular series and shall have general charge and supervision of the business, property and affairs of the series and such other powers and duties as the Board of Trustees shall from time to time prescribe.

         6. The Vice Presidents of each series of the Trust, in the order of their seniority or as designated by the Board of Trustees, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Trustees or the President of such series may from time to time prescribe.

         7. The Secretary shall record all votes and proceedings of meetings of the shareholders and of the Board of Trustees in the Trust records. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Trustees when notice thereof is required. The Secretary shall have custody of the seal of the Trust and may affix the same to any instrument requiring the seal and attest to the same with his or her signature. The Secretary shall perform such other duties as the Board of Trustees may from time to time prescribe.

         8. The Assistant Secretaries, in order of their seniority or as directed by the Board of Trustees, shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees may prescribe.

         9. The Treasurer shall deliver all Trusts and securities of the Trust which may come into the Treasurer's hands to such bank or trust company as the Board of Trustees may designate as Custodian. The Treasurer shall keep such records of the financial transactions of the Trust as the Board of Trustees shall prescribe. The Treasurer shall perform such other duties as the Board of Trustees may from time to time prescribe.

         10. The Assistant Treasurers, in order of their seniority or as directed by the Board of Trustees, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may prescribe.

         11. The officers of the Trust shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Trustees may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Trustees. If the office of any officer shall become vacant for any reason, the vacancy shall be filled by the Board of Trustees.

                                   ARTICLE IX
                       INVESTMENT AND OTHER RESTRICTIONS

         The investment limitations for each particular series of the Trust are set forth in each of the Trust's current Prospectuses or Statements of Additional Information for the particular series as approved by the Trustees.

                                   ARTICLE X
                                   CUSTODIAN

         1. The Trust shall employ a Custodian pursuant to a written contract that shall contain in substance the following provisions:

                 (a) The Trust will cause all securities and Trusts owned by the Trust to be delivered or paid to the Custodian.

                 (b) The Custodian will receive any monies due to the Trust and deposit the same in an account in its own banking department or in such other banking institution, if any, as the Board of Trustees may direct.

                 (c) The Custodian shall release and deliver securities owned by the Trust in the following cases only:

                          (1) Upon the sale of such securities for the account of the company and the receipt of payment therefor;

                          (2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable, provided that in any such case the cash proceeds thereof shall be delivered to the Custodian;

                          (3) To the issuer thereof or its agent for transfer into the name of the Trust or the Custodian, or a nominee of either, or in exchange for a different number of certificates representing the same number of shares or aggregate face amount, provided that in any such case the new securities replacing such securities are delivered to the Custodian and approval of the Trust is received;

                          (4) To any broker selling the same for examination in accord with the "street delivery" custom;

                          (5) For exchange or conversion pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, provided that in any such case the new securities and cash, if any, are delivered to the Custodian;

                          (6) In the case of warrants, rights or similar options, the surrender thereof shall be only for the exercise of such warrants, rights or other options on behalf of the Trust upon interim receipts or temporary securities for definitive securities;

                          (7) For any other proper purpose approved by the Trust.

                 (d) The Custodian shall pay out monies of the Trust only upon the purchase of securities for the account of the Trust and the delivery in due course of such securities to the Custodian, or in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth herein, or for the repurchase of shares issued by the Trust, or for the making of any disbursements authorized by the Board of Trustees for expenses or liabilities incurred by the Trust pursuant to all applicable statutes, rules and regulations.

                 (e) The Custodian shall make deliveries of securities and payments of cash only upon proper written instructions signed by such officer or officers or other agent or agents of the Trust, including the investment advisor, as may be authorized to sign such instructions by resolution of the Board of Trustees. The Trustees may, from time to time, authorize different persons to sign proper instructions for different purposes.

         2. The contract between the Trust and the Custodian may contain any other provisions not inconsistent with all applicable statutes, rules, and regulations, the Declaration of Trust or with these Bylaws which the Board of Trustees may approve.

         3. Such contract shall be terminable by either party upon written notice to the other; provided, however, that upon termination of the contract or inability of the Custodian to continue to serve, the Custodian shall deliver and pay over to such successor Custodian all securities and monies held by it for the account of the Trust. In the event that the Custodian terminates its contract with the Trust: (a) the Board of Trustees shall promptly appoint a successor Custodian; (b) in the event that the Trust cannot find a successor Custodian having the required qualifications and willing to serve, the Board of Trustees shall promptly call a special meeting of the shareholders to determine whether the Trust shall function without a Custodian or shall be liquidated; (c) in the event that such vote of shareholders shall be held the Custodian shall deliver and pay over all property of the Trust held by it as directed by, and in accordance with, the vote of a majority of the outstanding shares of the Trust.

                                   ARTICLE XI
                               INVESTMENT ADVISOR

         The Board of Trustees, with the approval of the shareholders, as provided by applicable statutes, rules and regulations, and consistent with the Declaration of Trust, may enter into a contract or contracts with one or more persons, firms or corporations to act as Investment Advisor or Investment Advisors for each particular series of the Trust and to perform such duties and render such services as shall be deemed necessary. Any such contract shall provide that it may be terminated at any time by the Trust without penalty and upon not more than sixty (60) days' written notice, and shall be automatically terminated in the event of its assignment. Any such contract shall continue in effect only if approved in accordance with the provisions of all applicable statutes, rules, and regulations, the Declaration of Trust and these Bylaws.

                                  ARTICLE XII
                                  DISTRIBUTOR

         The Board of Trustees, as consistent with all applicable statutes, rules, and regulations, and the Declaration of Trust, may enter into a contract or contracts with any one or more persons, firms or corporations to act as Distributor or Distributors for the Trust, or any particular series of the Trust, and to perform such other duties and render such other services as shall be deemed necessary. Any such contract shall provide that it shall be automatically terminated in the event of its assignment by such person, firm or corporation, and that, if it shall continue in effect for a period of more than two (2) years from the date of its execution, it shall be specifically approved at least annually by vote of the outstanding voting securities of the Trust or the particular series of the Trust in question or by the Board of Trustees in accordance with all applicable statutes, rules and regulations. Such contract may be exclusive, and may be, with the same person, firm or corporation that is a party to an investment advisor's contract with the Trust. Such contract may also contain any other provisions not inconsistent with all applicable statutes, rules and regulations, the Declaration of Trust and these Bylaws.

                                  ARTICLE XIII
                 TRANSACTIONS OF TRUSTEES, OFFICERS AND OTHERS

         1. No trustee or officer of the Trust, nor the Investment Advisor(s), nor any member, officer, director, or shareholder of such Investment Advisor(s) shall take a long or short position in the securities issued by any series of the Trust, except that any trustee or officer of this Trust, or member, officer, director or shareholder of the Investment Advisor(s) may purchase from the Trust at any time, shares issued by any series of the Trust:
(a) at the price available to the public at the moment of such purchase; or (b) to the extent that such person is a shareholder, at the price available to shareholders generally at the moment of such purchase; or (c) at a price determined as set forth in the Trust's current Prospectus for a particular series of the Trust. In any event, such purchase shall not be in contravention of any applicable federal or state statute, rule or regulation.

         2. The Trust shall not lend any of its assets to the Distributor(s) or Investment Advisor(s) or to any officer, director or trustee of the Distributor(s) or the Investment Advisor(s) or the Trust and shall not permit any officer or trustee, or any officer or director of the Distributor(s) or the Investment Advisor(s), to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest. The foregoing provisions shall not prevent:
(a) officers and trustees of the Trust from buying, holding or selling shares in any series of the Trust, or from being partners, officers or directors of or otherwise financially interested in the Distributor(s) or the Investment Advisor(s); (b) employment of legal counsel, registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or trustee of the Trust, if only customary fees are charged for services to the Trust; or (c) purchases or sales of securities or other property if such transaction is permitted by or is exempted under any applicable statute, rule or regulation.

         3. Any officer, trustee or agent of the Trust may acquire, own and dispose of shares of any series of the Trust to the same extent as if he or she were not such officer, trustee or agent. The Board of Trustees may issue, purchase and sell or cause to be issued, purchased and sold shares of any series of the Trust and from any person, or to and from any firm or company of which such person is an officer, director, trustee or shareholder subject only to all applicable statutes, rules, and regulations, any limitations contained in the Declaration of Trust and the limitations and restrictions in these Bylaws.

                                  ARTICLE XIV
                                INDEMNIFICATION

         1. The Trust shall indemnify each trustee and officer to the full extent permitted by applicable federal, state and local statutes, rules and regulations and the Declaration of Trust, as amended from time to time.

         2. With respect to a proceeding against a trustee or officer brought by or on behalf of the Trust to obtain a judgment or decree in its favor, the Trust shall provide the officer or trustee with the same indemnification, after the same determination, as it is required to provide with respect to a proceeding not brought by or on behalf of the Trust.

         3. The Board of Trustees, in its discretion, may authorized or provide the above-described indemnification to an employee or agent.

         4.      Any indemnification provided by this Article:

                 (a) Continues as to a trustee, officer, employee or agent who has ceased to be such, and inures to the benefit of his heirs and personal representative; and

                 (b) Does not exclude any other rights to which a person is or may be entitled by any applicable statute, rule, regulation, agreement, vote of shareholders or disinterested trustees, or otherwise, as to:

                          (1) Actions in his official capacity; and

                          (2) Actions in any other capacity while holding such office.

         5. The indemnification provided by this Article shall be provided with respect to an action, suit or proceeding arising from an act or omission or alleged act or omission, whether occurring before or after the adoption of this Article.

         6. Nothing in this Article protects, or purports to protect, or may be interpreted or construed to protect, any trustee or officer against any liability to the Trust or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE XV
                                    AUDITOR

         The independent auditor of the particular series of the Trust shall be selected annually in accordance with all applicable statutes, rules and regulations.

                                  ARTICLE XVI
                                   AMENDMENTS

         The Board of Trustees may make, amend, alter or repeal these Bylaws, at any meeting duly held; provided, that the provisions concerning investment and other restrictions contained in Article IX of these Bylaws shall only be amended, altered or repealed by the vote of a majority of the outstanding voting securities of the particular series of the Trust involved, as defined in the Investment Company Act of 1940, or as otherwise provided by any applicable statute, rule or regulations.

                                  ARTICLE XVII
                                 MISCELLANEOUS

         1. When used in these Bylaws, the term "applicable statutes, rules and regulations" shall mean any and all federal and state statutes, rules and regulations that are applicable to, govern or otherwise regulate the conduct of the Trust's business as a regulated, diversified, open-end investment company of the management type. Such statutes, rules and regulations shall include, but are not limited to: The Investment Company Act of 1940, the Investment Advisors Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, all as amended to date and as may be hereafter amended, and all rules and regulations promulgated by the Securities and Exchange Commission thereunder; Subchapter M of the Internal Revenue Code, and all rules and regulations promulgated by the Internal Revenue Service thereunder; the Annotated Code of Massachusetts, and all rules and regulations promulgated by any commission, organization, or division of such, which has been authorized by the State of Massachusetts to formulate or to enforce same; and any and all other statutes, rules or regulations enacted or promulgated by any state, commission or division that shall or may be deemed to govern or regulate the conduct of the Trust.

         2. Each Article, section or portion of these Bylaws shall be deemed severable, and the invalidity of any such Article, section or portion shall not affect the validity of the remainder of these Bylaws.